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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporated by reference in the Registration Statements (Form S-8 No. 333-68473, No. 333-28469, No. 333-25295, and No. 33-76486, and Form S-3
No. 333-66550, No. 333-90813, No. 333-65515, No. 333-25297, No. 333-1710, No.
33-82902 and No. 33-97288) of Equity Lifestyle Properties, Inc., and in the related Prospectuses, of our report dated March 24, 2005, except for Notes 4 and 6, as to which the date is June 7, 2005, with respect to the consolidated financial statements and schedules of Equity Lifestyle Properties, Inc., included in this Current Report on Form 8-K.

ERNST & YOUNG LLP
Chicago, Illinois
June 14, 2005

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